                                                                    EXHIBIT 4.14


            FIRST AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT

         This FIRST AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of March 13, 1999 is among WACKENHUT FUNDING CORPORATION, a Delaware corporation (the "Transferor"), THE WACKENHUT CORPORATION, a Florida corporation, individually and as Servicer ("Wackenhut" or the "Servicer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("Enterprise" or the "Purchaser") and as its successors assigns, and NATIONSBANK, N.A., a national banking assocation ("NationsBank"), as Agent for Enterprise and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor (in such capacity, the "Agent") and as a Bank Investor.

                             PRELIMINARY STATEMENTS:

         1. The Purchaser, the Transferor, the Bank Investors, and the Agent have entered into a Transfer and Administration Agreement dated as of December 30, 1997 (the "Agreement"), (capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement).

         2. The Transferor has requested certain amendments to the Transfer and Administration Agreement.

         3. The Purchaser is, on the terms and conditions stated below, willing to grant such requests of the Transferor.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. AMENDMENTS TO THE AGREEMENT. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Agreement is hereby amended as follows:

     (a) The definition of "Net Income Available for Fixed Charge" in Appendix C of the Agreement is amended by (x) deleting the word "and" immediately preceding clause (iii), (y) deleting the period at the end of clause (iii) and adding in lieu thereof a comma and the word "and", and (z) adding a new clause (iv) reading as follows:

          "(iv) the tax adjusted non-recurring charges of up to $11,250,000 taken by Wackenhut in the fiscal quarter ending December 31, 1997."

     (b) Clause (i) of Section VIII.7(A) is amended in its entirety so that as amended it shall read as follows:

          "(i) $129,000,000 at December 31, 1997 and"

     (c) There is hereby added to Appendix A of the TAA the defined term "Conduit Assignee" in the appropriate alphabetical order to read as follows:

     "Conduit Assignee" shall mean any commercial paper conduit administered by NationsBank and designated by NationsBank from time to time to accept an assignment from the Purchaser of all or a portion of the Purchaser's Investment."

      (d) Article XIV.6(a) shall be amended such that immediately after the phrase "; and" the following phrase is hereby added:

                  "without limiting the foregoing, the Purchaser may, from time to time, with prior or concurrent notice to Transferor and Collection Agent, in one transaction or a series of transactions, assign all or a portion of the Purchaser's Investment and its rights and obligations under this Agreement and any other Agreement Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Purchaser to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Purchaser's Investment, (ii) the related administrative and or managing agent for such Purchaser will act as the Administrative Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Agent hereunder or under the other Agreement Documents,
(iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Purchaser and its Enterprise Liquidity Support Provider(s) and Enterprise Credit Support Provider(s), respectively, herein and in the other Agreement Documents (including, without limitation, any limitation on recourse against such Purchaser or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Purchaser, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Purchaser's obligations, if any, hereunder and any other Agreement Document, and the Purchaser shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Purchaser and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Purchaser's Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of the Purchaser and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "Commercial Paper Rate" with respect to the portion of the Purchaser's Investment funded with commercial paper issued by the Purchaser from time to time shall be determined in the manner set forth in the definition of "Commercial Paper Rate" applicable to the Purchaser on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Purchaser),
(vii) the defined terms and other terms and provisions of this Agreement and the other Agreement Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or administrative agent may reasonably request to evidence and give effect to the foregoing. No assignment by the Purchaser to a Conduit Assignee of all or any portion of the Purchaser's Investment shall in any way diminish the related Bank Investors' obligation under Section 13.5 to fund any Reinvestment not funded by the Purchaser or such Conduit Assignee or to acquire from the Purchaser or such Conduit Assignee all or any portion of the Purchaser's Investment; and"

Section 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective when NationsBank has executed this Amendment and has received counterparts of this Amendment executed by the Purchaser, the Transferor and the Bank Investors.

Section 3. REPRESENTATIONS AND WARRANTIES. The Transferor and the Servicer hereby represent and warrant to the Purchaser, the Agent and each Bank Investor that:

         (a) AUTHORITY. Each of the Transferor and the Servicer has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Agreement (as modified hereby). The execution, delivery and performance by the Transferor of this Amendment and the performance of the Agreement (as modified hereby) have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

         (b) ENFORCEABILITY. This Amendment has been duly executed and delivered by the Transferor and the Servicer. The Agreement (as modified hereby) is the legal, valid and binding obligation of the Transferor and the Servicer enforceable against the Transferor and the Servicer in accordance with its terms, and is in full force and effect.

         (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Transferor and the Servicer contained in the Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

         (d) NO TERMINATION EVENT. No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event.

Section 4. REFERENCE TO AND EFFECT ON THE AGREEMENT.

         (a) Except as specifically amended and modified above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         (b) The execution, delivery and effectiveness of this Amendment shall not operate as waiver of any right, power or remedy of the Purchaser, the Agent or the Bank Investor(s) under the Agreement, nor constitute a waiver of any provision of the Agreement.

Section 5. EXECUTION IN COUNTERPARTS. This amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 6. SUCCESSORS AND ASSIGNS.

This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns; PROVIDED, HOWEVER, the Transferor may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Purchaser.

Section 7. GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8. SEVERABILITY.

Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            ENTERPRISE FUNDING CORPORATION,
                                            as Purchaser



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                           WACKENHUT FUNDING CORPORATION,
                                           as Transferor



                                           By:
                                               --------------------------------
                                               Name:
                                               Title:

                                           THE WACKENHUT CORPORATION,
                                           as Servicer



                                           By:
                                               --------------------------------
                                               Name:
                                               Title:



                                           NATIONSBANK, N.A.,
                                           as Agent and Bank Investor



                                           By:
                                               --------------------------------
                                               Name:    Michelle M. Heath
                                               Title:   Senior Vice President